Exhibit 5.1

July 22, 2026

DarioHealth Corp.

322 W. 57th St. #33B

New York, New York 10019

Re:	Sale of Common Stock and Pre-Funded Warrant Shares pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (Registration No. 333-294454) (the “Registration Statement”), the prospectus included therein and the related prospectus supplement (such prospectus, as supplemented by such prospectus supplement, the “Prospectus Supplement”) filed or to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), by DarioHealth Corp. (the “Company”), with respect to the sale of (a) 2,451,490 shares of the Company’s common stock (the “Shares”) and (b) 1,017,499 shares of common stock (the “Pre-Funded Warrant Shares” and together with the Shares, the “Securities”) issuable upon the exercise of pre-funded warrants (the “Warrants”), pursuant to securities purchase agreements  dated the date hereof between the Company and the purchasers named therein (the “Purchase Agreements”).

We are acting as counsel for Company in connection with the registration and sale of the Securities. We have examined copies of the Registration Statement and Prospectus Supplement filed or to be filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.  Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

Our opinions set forth below with respect to the validity of any security may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing. The opinions rendered herein are limited to the Delaware General Corporation Law and the federal laws of the United States.

Based upon and subject to the foregoing, we are of the opinion that (A) the Shares, when issued as contemplated by the Prospectus Supplement and the Purchase Agreements, including the receipt by the Company of the consideration therefor will be duly authorized, validly issued, fully paid and non-assessable securities of the Company; (B) the Warrants have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Prospectus Supplement and the Purchase Agreements, will be valid and binding obligations of the Company; and (C) following (I) execution and delivery by the Company of the Warrants pursuant to the terms of the Purchase Agreements, (II) receipt by the Company of the consideration for the Warrants as contemplated by the Prospectus Supplement and the Purchase Agreements, and (III) exercise of the Warrants pursuant to their terms, receipt by the Company of the exercise price for the shares of common stock as specified in the Warrants and issuance for Pre-Funded Warrant Shares, such Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered to you in connection with the Registration Statement, and is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP
SULLIVAN & WORCESTER LLP